Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Amendment No.1 to the Registration Statement on Form S-1 of USA Technologies, Inc. (No. 333-224804), of our report dated September 11, 2017, relating to the financial statements of Cantaloupe Systems, Inc., which report appears in the Current Report on Form 8-K/A of USA Technologies, Inc. (No. 001-33365).  We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP
Campbell, California
May 21, 2018